Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
TS Electronics, Inc.

As an independent registered public accounting firm, we hereby consent to the use of our report on the financial statements of Onny Investment Limited dated August 1, 2005, except for the fourth paragraph of Note 8 and Note 10, as to which the date is October 19, 2005, to the use of our report on the financial statements of Hainan Helpson Medicine & Biotechnique Co., Ltd. dated June 4, 2005, and to the use of our report on the balance sheet of TS Electronics, Inc. as of June 30, 2005, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended, dated September 8, 2005 in the Registration Statement of TS Electronics on Form SB-2/A relating to the registration of 8,819,656 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.


                                                       HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
December 22, 2005